Exhibit 1.1

4,000,000 Shares

Marchex, Inc.

Class B Common Stock ($.01 Par Value)

REVISED FORM OF UNDERWRITING AGREEMENT

                    , 2004

SANDERS MORRIS HARRIS INC.

3100 Chase Tower

Houston, TX 77002-3003

NATIONAL SECURITIES CORPORATION

1001 Fourth Avenue

Suite 2200

Seattle, Washington 98154-1100

As Representatives of the several Underwriters

named in Schedule A hereto

Dear Ladies and Gentlemen:

1. INTRODUCTORY. Marchex, Inc., a Delaware corporation (the “Company”), proposes to issue and sell through SANDERS MORRIS HARRIS INC. (“Sanders”) and NATIONAL SECURITIES CORPORATION (“National”), pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 4,000,000 shares of Class B Common Stock, $.01 par value per share (the “Common Stock”), of the Company. The aggregate of 4,000,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also grants to the Underwriters an option, upon the terms and conditions set forth in Section 3 hereof, to purchase up to an additional 600,000 shares of Common Stock (the “Additional Shares”). The Firm Stock and the Additional Shares are hereinafter collectively referred to as the “Shares.” Sanders and National are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives”.

In connection with the proposed offering of the Shares, the Representatives have agreed to administer a directed share program (the “Directed Share Program”) pursuant to which up to 600,000 Firm Shares, or fifteen percent (15%) of the Firm Shares, to be purchased by it (the “Reserved Shares”) shall be reserved for sale at the initial public offering price to the Company’s officers, directors, employees and consultants and others having a relationship with the Company (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (“NASD”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that the Directed Share Participants purchase the Reserved Shares. Reserved Shares not confirmed for purchase by the Directed Share Participants by the end of the business day on which this Agreement is executed will be offered to the general public by the Underwriters on the same basis as the other Shares being issued and sold hereunder. The Company has supplied the Representatives with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

The Company also proposes, pursuant to Section 3 hereof, upon the successful closing of the offering of the Shares and the fulfillment of the terms of the Underwriting Agreement by Representatives, to issue and sell to the Representatives, for their own accounts or for the account of such Representative’s Designee (as hereinafter defined) for an aggregate price of One Hundred Dollars ($100.00), warrants to purchase up to an aggregate of 120,000 shares of Common Stock (the “Representatives’ Warrants”) at a per share price equal to 130% of the per share initial offering price of the Shares set forth in the “Registration Statement” and “Prospectus” (as hereinafter defined). Of such Representatives’ Warrants, Sanders, for its own account or for the account of its Representative’s Designee, shall purchase, for an aggregate price of Fifty Dollars ($50.00), a Representatives’ Warrant to purchase up to an aggregate of 60,000 shares of Common Stock and National, for its own account or for the account of its Representative’s Designee, shall purchase, for an aggregate price of Fifty Dollars ($50.00), a Representatives’ Warrant to purchase up to an aggregate of 60,000 shares of Common Stock. The Representatives’ Warrants shall only be exercisable during the period commencing one (1) year from the First Closing Date (as hereinafter defined) and ending five (5) years from such First Closing Date, in accordance with the terms and conditions of the form of Representatives’ warrant agreement substantially in the form of Exhibit III (the “Representatives’ Warrant Agreement”).

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form SB-2 in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Shares, including any pre-effective prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended pre-effective prospectus, copies of which amendments have heretofore been delivered to you, have been so prepared and filed. Such registration statement, as amended (SEC File No. 333-111096), including all exhibits and financial statements, is referred to hereinafter as the “Registration Statement.” Each prospectus was endorsed with the legend required by Item 501(a)(7) of Regulation S-B. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term “Registration Statement” as used in this Agreement shall also include any registration statement relating to the Shares that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if any prospectus that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term “Prospectus” as used in this Agreement means the “prospectus subject to completion” (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of any such prospectus shall be deemed to be the date of the term sheets. The term “Pre-Effective Prospectus” as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

(b) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Pre-Effective Prospectus, and, at its date of issue, each Pre-Effective Prospectus conformed in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement becomes effective and by the Closing Date (as hereafter defined), the Registration Statement and Prospectus and any amendment or supplement thereto will contain all material statements and information required to be included therein by the Securities Act and the Rules and Regulations and conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-Effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through National specifically for use in the preparation thereof.

(c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated or otherwise identified as a risk factor in the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock or entered into any material transactions, whether or not incurred in the ordinary course of business, nor entered into any transactions not in the ordinary course of business, and (ii) there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any material change in the capital stock, short-term or long-term debt of the Company.

(d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, the financial position, the results of operations and changes in financial position, shareholders’ equity and cash flows of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The summary and selected financial and statistical data included in the Prospectus and the Registration Statement present fairly the information shown therein and such data have been prepared on a basis consistent with the financial statements contained therein.

(e) KPMG LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(f) The Company and each of its subsidiaries (each of which is set forth on Schedule C, a “Subsidiary” or the “Subsidiaries”), have been duly incorporated, are and at the Closing Date will be validly existing as corporations in good standing under the laws of the jurisdiction of each of their incorporation, have the corporate power and authority to own or lease their property and to conduct their business as described in the Registration Statement and Prospectus and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or its Subsidiaries.

(g) The Company’s authorized and outstanding capital stock is on the date hereof, and will be on the First Closing Date (as hereinafter defined), as set forth under the heading “Capitalization” in the Prospectus; the securities of the Company conform to the descriptions thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(h) The Shares to be issued and sold by the Company to the Underwriters hereunder (including the Additional Shares) have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus. The form of certificate for the Shares conforms to the requirements of the Delaware General Corporation Law. The shares to be issued and sold by the Company pursuant to the Representatives’ Warrant Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Representatives’ Warrant Agreement, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus. The Company has reserved a sufficient number of shares of Common Stock from its authorized but unissued Common Stock for issuance upon exercise of the Representatives’ Warrants in accordance with the provisions of the Representatives’ Warrant Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares or shares issuable upon exercise of the Representatives’ Warrant as contemplated herein.

(i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is subject, which, if determined adversely to the Company might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Pre-Effective Prospectus in any jurisdiction; (iv) is required to be disclosed in the Registration Statement, which is not so disclosed; or (v) result in a material adverse change in the condition (financial or otherwise), properties, business, management, net worth or results of operations of the Company considered as a whole; and to the Company’s knowledge no such proceedings are threatened or contemplated against the Company by governmental authorities or others. Neither the Company nor any Subsidiary is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company’s litigation under the heading “Business—Legal Proceedings” in the Prospectus fairly presents the information set forth therein.

(j) The execution, delivery and performance of this Agreement and the Representatives’ Warrant Agreement and the consummation of the transactions herein and therein, as the case may be, contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its Subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or will result in the creation of a lien.

(k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by NASD or under the Securities Act or the securities or “Blue Sky” laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

(l) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Shares), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

(m) The Company is in all material respects in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company.

(n) The Company and its Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or described in the Prospectus as being necessary for the conduct of their business (collectively, “Company Intellectual Property”), and neither the Company nor any of its Subsidiaries is aware of any claim against the Company or its Subsidiaries to the contrary or any challenge by any other person to the rights of the Company or its Subsidiaries with respect to the foregoing. No claim has been made against the Company or its Subsidiaries alleging the infringement by the Company or its Subsidiaries of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person. To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property, which is material to the conduct of its business. To the knowledge of the Company, no current or former employee, officer, director, shareholder, consultant or independent contractor of the Company or any Subsidiary has any valid right, claim or interest in or with respect to any Company Intellectual Property which would materially impair or which could give rise to the material impairment of the use, distribution, license or other exploitation of the Company Intellectual Property by the Company or any such Subsidiary. The Company and each of its Subsidiaries have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information used in the business of the Company and such Subsidiaries and otherwise to maintain and protect the value of all Company Intellectual Property.

(o) The Company and its Subsidiaries have performed all material obligations required to be performed by them under any indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which any one or more of them is a party or by which any one or more of them or any of their properties is or may be bound, and neither the

Company nor any of its Subsidiaries is in default under or in breach of any such material obligation which, if enforced by the other party, would result in a material adverse effect on the operations of the Company or any of its Subsidiaries.

(p) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor is any such material dispute threatened. The Company is not aware that any executive, key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company. The Company does not have nor does it expect to have nor does any Subsidiary have or expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or a Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred liability under Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects.

(q) The Company or a Subsidiary has obtained the written agreement described in Section 8(j) of this Agreement from each of its officers and directors and holders of 1% or more of the outstanding securities of the Company as of the date hereof (as set forth on Schedule B hereto) (subject to earlier release at the discretion of the Underwriters).

(r) The Company, and each of its Subsidiaries, has, and as of the First Closing Date will have, good and marketable title in fee simple to all real property referred to in the Prospectus as being owned by the Company, and each of its Subsidiaries, and good and marketable title to all personal property owned by it or the applicable Subsidiary which is material to the business of the Company or the applicable Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the applicable Subsidiary; and any real property and buildings described in the Prospectus as being held under lease by the Company or the applicable Subsidiary are, and will be as of the First Closing Date, held by it under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the applicable Subsidiary except as described in the Prospectus.

(s) The Company, and each of its Subsidiaries, is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business of the Company or the applicable Subsidiary as described in the Prospectus; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the applicable Subsidiary, except as described in or contemplated by the Prospectus.

(t) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

(v) The Company is not, nor after giving effect to the issuance and sale of the Shares will it be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission promulgated thereunder.

(w) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

(x) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any Subsidiary is a party or by which any such company is or may be bound or to which its assets, properties or businesses are or may be subject have been duly and validly authorized, executed and delivered by the Company or the applicable Subsidiary and constitute the legal, valid and binding agreements of the Company or the applicable Subsidiary enforceable by and against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present in all material respects the information required to be shown with respect thereto by the Securities Act and Rules and Regulations, and there are no contracts or other documents that are required by the Securities Act or Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required and the exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(y) The Company and its Subsidiaries are conducting their business in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not materially and adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by NASD, the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to qualify or exempt the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(z) Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Securities Act) has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.

(aa) There are no transfer taxes or similar fees or charges under federal law or the laws of any state or foreign jurisdiction, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(bb) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, shareholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Prospectus that is not so described.

(cc) Neither the Company nor to the Company’s knowledge any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

(dd) The business, operations and facilities of the Company have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company, and the Company has not received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).

(ee) Neither the Company nor to the Company’s knowledge any officer or employee of the Company is a party to any contract or commitment that restricts in any material respect the ability of the Company to engage in the business of the Company as described in the Registration Statement and the Prospectus.

3. PURCHASE BY, AND SALE AND DELIVERY TO, UNDERWRITERS—CLOSING DATES. The Company agrees to sell to the Underwriters the Firm Stock, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 12 hereof. The purchase price per share to be paid by the Underwriters to the Company will be $             per share [the initial offering price less 5%](the “Purchase Price”). The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 noon, New York City time, on the third full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as the Representatives may designate (solely for the purpose of administrative convenience) and in such denominations as the Representatives may determine), against payment of the aggregate Purchase Price therefor in immediately available funds, payable to the order of the Company, all at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110. The time and date of the delivery and closing shall be at 10:00 A.M., New York City time, on             , 2004, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Representatives. The First Closing Date may be postponed pursuant to the provisions of Section 12. The Company shall make the certificates for the Shares available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M.,

New York City time, on the business day preceding the First Closing Date at the offices of Mellon Investor Services LLC.

It is understood that each of Sanders and National, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Shares to be purchased by such Underwriter or Underwriters. Any such payment by either Sanders or National shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the Registration Statement as practicable. The Representatives shall promptly advise the Company of the making of the initial public offering.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, the Additional Shares. The price per share to be paid for the Additional Shares shall be the Purchase Price. The option granted hereby for the purpose of covering over-allotments may be exercised as to all or any part of the Additional Shares at any time, and from time to time, not more than thirty (30) days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations. No Additional Shares shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

The option granted hereby may be exercised by the Underwriters by giving written notice from the Representatives to the Company setting forth the number of shares of the Additional Shares to be purchased by them and the date and time for delivery of and payment for the Additional Shares. Each date and time for delivery of and payment for the Additional Shares (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the “Closing Dates”). All purchases of Additional Shares from the Company shall be made by the Representatives for the account of the Representatives unless the Representatives elects to purchase less than all of the Additional Shares, in which case the remaining shares of Additional Shares not purchased by the Representatives shall be purchased for the account of each Underwriter (other than the Representatives) in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of shares of Firm Stock purchased by all Underwriters (other than the Representatives) (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Additional Shares set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

The Company will deliver the Additional Shares to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 noon, New York City time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as the Representatives may designate (solely for the purpose of administrative convenience) and in such denominations as the Representatives may determine), against payment of the aggregate Purchase Price therefor in immediately available funds, payable to the order of the Company all at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110. The Company shall make the certificates for the Additional Shares available to the Underwriters for examination not later than 10:00 A.M., New York City time, on the business day preceding the Option Closing Date at the offices of Mellon Investor Services LLC. The Option Closing Date and the location of delivery of, and the form of payment for, the Additional Shares may be varied by agreement between the Company and the Representatives. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

Upon the successful closing of the offering of the Shares and the fulfillment of the terms of the Underwriting Agreement by Representatives, on the First Closing Date, the Company will issue and sell to the Representatives or to the officers and directors and employees of Representatives (individually, the “Representative’s Designee” and collectively, the “Representative’s Designees”) for an aggregate purchase price of One Hundred Dollars ($100.00) the Representatives’ Warrants at a per share price equal to 130% of the per share initial public offering price of the Shares set forth in the Registration Statement and Prospectus. Of such Representatives’ Warrants, Sanders, for its own account or for the account of its Representative’s Designee, shall purchase, for an aggregate price of Fifty Dollars ($50.00), a Representatives’ Warrant to purchase up to an aggregate of 60,000 shares of Common Stock, and National, for its own account or for the account of its Representative’s Designee, shall purchase, for an aggregate price of Fifty Dollars ($50.00), a Representatives’ Warrant to purchase up to an aggregate of 60,000 shares of Common Stock. The Representatives’ Warrant shall only be exercisable during the period commencing one (1) year from the Closing Date and ending five (5) years from such Closing Date (in the form of, and in accordance with the provisions of the Representatives’ Warrant Agreement substantially in the form filed as Exhibit III to the Registration Statement). The Representatives’ Warrant will be restricted from sale, transfer, assignment or hypothecation for a period of one (1) year from the effective date of the Registration Statement pursuant to NASD Corporate Financing Rule 2710, except to Representative’s Designees. Payment for the Representatives’ Warrants will be made to the Company by check, by Sanders and National, respectively, on the First Closing Date against delivery of the certificates representing the Representatives’ Warrants in accordance with the terms and conditions of the Representatives’ Warrant Agreement.

The information set forth on the cover page of the Prospectus concerning the Underwriters and under the caption “Plan of Distribution” or otherwise specifically relating to the Underwriters in any Preliminary Prospectus or in the Prospectus relating to the Shares proposed to be filed by the Company (insofar as such information relates to the Underwriters) as heretofore filed and as presently proposed to be amended constitutes the only information furnished by the Underwriters to the Company for inclusion therein, and the Underwriters represent and warrant to the Company that the statements made therein are correct and do not include any untrue statements of material fact or omit to state a material fact required to be state therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

(a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its commercially reasonable efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its commercially reasonable efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

(b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives is necessary to enable the several Underwriters to continue the distribution of the Shares and will use its commercially reasonable efforts to cause the same to become effective as promptly as possible.

(c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its Subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission and file such document with the Commission; and in case any Underwriter is required to deliver a prospectus relating to the Shares nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-Effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

(e) The Company will make generally available to its stockholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(f) The Company will cooperate with the Representatives to enable the Shares to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Shares for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Shares) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Shares to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Shares. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and, in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives, use its commercially reasonable efforts to obtain the withdrawal thereof.

(g) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants in accordance with the Rules and Regulations. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally, to the extent required by the Rules and Regulations.

(h) The Company will use its commercially reasonable efforts to cause the Common Stock to be listed for quotation on the Nasdaq National Market at or before the time of purchase.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the one hundred and eighty (180) days following the Effective Date, other than the (i) Company’s sale of Common Stock hereunder, (ii) the issuance of Common Stock upon the automatic conversion, as a result of the offering and sale of the Shares, of the Company’s outstanding convertible preferred stock as described in the Prospectus, (iii) the issuance of Common Stock upon the exercise of stock options which are presently outstanding and described in the Prospectus, (iv) the grant of options to purchase shares of Common Stock under the stock option plan described in the Prospectus, (v) the issuance of Common Stock in connection with the acquisition of any businesses, assets or technologies, and (vi) the Representatives’ Warrants and the shares issuable upon the exercise of the Representatives’ Warrants.

(j) The Company will apply the net proceeds from the sale of the Shares as set forth in the description under “Use of Proceeds” in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

(k) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(l) Upon the successful closing of the offering of the Shares and the fulfillment of the terms of the Underwriting Agreement by Representatives, the Company, on the First Closing Date, shall sell to each Representative or to such Representative’s Designee, as the case may be, a Representatives’ Warrant according to the terms specified in Section 3 hereof. The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of each such Representatives’ Warrant.

(m) During a period of three years after the date hereof, the Company will furnish to National, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

(n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(o) During the period of three years after the date hereof, the Company will timely file all such reports, forms or other documents as may be required from time to time,

under the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder.

(p) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(q) The Company will endeavor to qualify the shares for offer and sale under the securities or blue sky laws of such jurisdictions as National shall reasonably request.

5. PAYMENT OF EXPENSES. The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred by the Company in connection with the performance of its obligations under this Agreement and incurred by the Company in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Firm Stock and Option Stock; (ii) all expenses incident to the registration of the Firm Stock and Option Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Firm Stock and Option Stock; (v) fees and expenses of the Company’s counsel and the Company’s independent public accountants; (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Pre-Effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein; (vii) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Firm Stock and Option Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (viii) all fees and expenses of the registrar and transfer agent of the Firm Stock and Option Stock; and (ix) all fees and expenses paid or incurred in connection with filings made with the NASD. Further, upon receipt of a request from Representatives, either orally or in writing, Company shall deliver a check to Representatives for any amounts paid or payable by Representatives pursuant to subparagraph (ix) above.

Representatives will pay the following expenses: (a) fees and expenses of Representatives’ counsel; (b) any advertising, telecommunications, photocopying, printing and other out-of-pocket expenses outside of Company’s expenses under (vi) above; and (c) any travel, hotel, meals, car rental and other miscellaneous expenses associated with the carrying out of Representatives’ responsibilities.

Company agrees to reimburse Representatives for the foregoing direct expenses of Representatives, on a non-accountable basis, in the maximum amount of $50,000, of which $25,000 was previously paid, 2004 and the balance shall be paid upon the First Closing Date. Subject to the written pre-approval of the Company, the Company agrees to reimburse Representatives for Representatives’ additional direct expenses in an amount not to exceed an additional $50,000.

6. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the “Underwriter Indemnified Parties” and, each, an “Underwriter Indemnified Party”), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon (i) the Securities Act, or any other statute or at common law, on the ground or alleged ground that any Pre-Effective Prospectus, the Registration Statement or the Prospectus (or any Pre-Effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through National specifically for use in the preparation thereof; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Pre-Effective Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased the shares of Shares concerned to the extent that any such loss, claim, damage or liability of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such shares of Shares to such person as required by the Securities Act and if the untrue statement or omission concerned has been corrected in the Prospectus, or (ii) the Directed Share Program, provided that the Company shall not be responsible under this clause (ii) for any loss, damage, expense, liability, or claim that resulted from the act(s) or omission(s) of the Underwriters in administering and conducting the Directed Share Program. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised in writing by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall bear the fees and expenses of one counsel to the Underwriter Indemnified Parties. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company’s prior written consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who have signed the Registration Statement and each person, if any, who controls the Company or any Subsidiary within the meaning of the Securities Act (collectively, the “Company Indemnified Parties”), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-Effective Prospectus, the Registration Statement or the Prospectus (or any Pre-Effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party other than on account of its indemnity agreement contained in this paragraph. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter’s prior written consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

(a) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Shares.

8. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company as to compliance at and as of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

(a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

(b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to the Closing Dates in the condition

(financial or otherwise), properties, business, management, net worth or results of operations of the Company, or any change in the capital stock, short-term or long-term debt of the Company, such that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company’s ability to perform its obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

(d) The Representatives shall have received from KPMG LLP, independent certified public accountants, a letter, dated the Closing Date, to the effect set forth in Exhibit I hereto.

(e) The Representatives shall have received from Nixon Peabody LLP, counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit II hereto. In rendering such opinion, Nixon Peabody LLP may rely as to all matters governed other than by the laws of the Commonwealth of Massachusetts and the State of Delaware or federal laws on the opinion of local counsel of good standing in such jurisdictions

(f) The Representatives shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated the Closing Dates, of the Chief Executive Officer of the Company certifying to the effect that:

(i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

(ii) Neither any Pre-Effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, net worth or results of operations of the Company or any change in the capital stock, short-term or long-term debt of the Company; and

(iv) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

(i) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

(j) Representatives shall have received the written agreements of (i) all officers and directors of the Company and holders of 1% or more of the outstanding securities of the Company as of the date hereof with respect to shares of Common Stock held by such persons prior to the Offering (including securities convertible into or exercisable for Common Stock) (as set forth on Schedule B hereto) and (ii) those holders of shares purchased pursuant to the Directed Share Program, that each will not, without the prior written consent of Representatives, offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, gifts, pledges or dispositions by estate representatives, any of such shares (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director or holder in accordance with the Rules and Regulations) or securities convertible into or exercisable or exchangeable for Common Stock during the one hundred and eighty (180) days following the Effective Date (subject to earlier release at the discretion of the Underwriters).

(k) The Shares shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the Closing Date.

9. EFFECTIVE DATE. This Agreement shall become effective (i) if Rule 430A under the Securities Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Securities Act is used, when the parties hereto have executed and delivered this Agreement.

10. TERMINATION.

(a) This Agreement may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this

Agreement to any other party, other than as provided in Section 6 and other than as provided in Section 11 as to the liability of defaulting Underwriters; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the Underwriters’ obligations under this Agreement; and (ii) if this Agreement is terminated by the Representatives because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions or covenants herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, but specifically excluding any termination pursuant to Section 10(b) hereof, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby, less any amounts previously paid pursuant to Section 5 hereof.

(b) This Agreement may be terminated after it becomes effective by Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; or (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak of major hostilities between the United States and any foreign government excluding hostilities existing as of the date hereof or (B) any material adverse change in financial markets which, in the reasonable judgment of National, makes it impracticable or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus.

11. SUBSTITUTION OF UNDERWRITERS. If on the First Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder (otherwise than by reason of default on the part of the Company), you, as Representatives of the Underwriters, shall use your commercially reasonable efforts to procure within thirty six (36) hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such thirty six (36) hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than seven (7) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A.

NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Sanders Morris Harris Inc. at 3100 Chase Tower, Houston, Texas 77002-3003 Attention: [                    ] and National Securities Corporation at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 93154-1100, Attention: [                    ], with a copy to Michael Jay Brown, Esq., Dorsey & Whitney LLP, U.S. Bank Centre, 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101-4010, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o Marchex, Inc., 2101 Fourth Avenue, Suite 1980, Seattle Washington 98121, Attention: Chief Executive Officer, with a copy to Francis J. Feeney, Jr., Esq., Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110.

12. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Washington without giving effect to the choice of law principles thereof.

14. SUBMISSION TO JURISDICTION. Each party hereby consents to the personal jurisdiction of the State of Washington, acknowledges that venue is proper in any state or Federal court in the State of Washington, located in King County, agrees that any action related to this Agreement must be brought in a state or Federal court located in King County in the State of Washington and waives any objection that may exist, now or in the future, with respect to any of the foregoing. Each party (or their respective stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

15. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Sanders and National, as Representatives, will be binding on all the Underwriters.

16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

18. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours, Marchex, Inc.

By:

Name: Chief Executive Officer Title: Russell C. Horowitz

Accepted and agreed to

as of the date first above written.

SANDERS MORRIS HARRIS INC. &

NATIONAL SECURITIES CORPORATION

Acting on their own behalf

and as Representatives of the several

Underwriters referred to in the

foregoing Agreement.

By: Sanders Morris Harris Inc.

By:

Name: Title:

By: National Securities Corporation

By:

Name: Title: